CLECO CORPORATION                                                                                                                                                                               EXHIBIT 23(a)(1)

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statements on Form S‑3 (Nos. 333-109506 and 333-55656) and Form S‑8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663, 333-44364, 333-59692 and 333-59696) of Cleco Corporation of our report dated March 29, 2005 relating to the financial statement schedules which appear in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 29, 2005